EXHIBIT 11.1

                              SunPharm Corporation
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
                             AND NET LOSS PER SHARE

For twelve months ended December 31, 1998:
                                   Days
         Total Shares          Outstanding
         ------------          -----------
            5,737,828   x                 7      =           40,164,796
            5,745,618   x                56      =          321,754,608
            5,748,618   x                15      =           86,229,270
            5,758,901   x                13      =           74,865,713
            5,760,330   x                22      =          126,727,260
            5,767,830   x               203      =        1,170,869,490
            6,621,395   x                49      =          324,448,355
                               ------------               -------------
                                        365               2,145,059,492

  Weighted Average Shares =   2,145,059,492 / 365 =           5,876,875
  Net Loss Per Share =      $    (3,767,392)/ 5,876,875 = $       (0.64)


For twelve months ended December 31,1997:
                                  Days
         Total Shares          Outstanding
         ------------          -----------
            3,708,879   x               87       =          322,672,473
            5,537,165   x                5       =           27,685,825
            5,608,101   x               76       =          426,215,676
            5,672,471   x               44       =          249,588,724
            5,732,471   x              113       =          647,769,223
            5,735,328   x               27       =          154,853,856
            5,737,828   x               13       =           74,591,764
                               -----------                -------------
                                       365                1,903,377,541


  Weighted Average Shares =  1,903,377,541 / 365 =            5,214,733
  Net Loss Per Share =      $   (3,906,425)/ 5,040,060 = $        (0.75)